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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of United Auto Group, Inc. on Form S-3 of our report dated February 4, 2002 (except for Note 14, as to which the date is April 29, 2002), appearing in a Current Report on Form 8-K under the Securities Exchange Act of 1934 of United Auto Group, Inc. dated May 9, 2002 as amended May 10, 2002.

We also consent to the reference to us under the heading "Experts" in such prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
May 10, 2002